Exhibit 99.2

SHAREHOLDERS STATEMENT

December 6, 2022

Subject to the fulfillment of all of the obligations of the Parties under the Business Combination Agreement, dated December 6, 2022 (the “Business Combination Agreement”), by and among the MNG Havayolları ve Taşımacılık Anonim Şirketi (“Company”), HoldCo, IntermediateCo, FinCo, Merger Sub and GF, each shareholder of the Company, whose names appear on the signature page of this Shareholders Statement (each, a “Shareholder” and, collectively, the “Shareholders”), hereby agrees, declares and undertakes to take all the necessary actions at the Company’s general assembly meeting (or any other meeting) level and use all voting rights to approve:

a)	the effectiveness of the Stock Split;

b)	the election of directors to the board of directors of the Company and entry into customary indemnification agreements with the directors of the Company;

c)	approval of the Articles Amendment;

d)	the execution and delivery by the Company of amended indemnification agreements with the Company’s directors and officers as of immediately following the Closing Date;

e)

the purchase by the Company of a D&O insurance policy, effective as of immediately following the Closing Date, covering the Company’s directors and officers as of immediately following the Closing Date; and

f)	the appointment of the Company’s auditors.

Each Shareholder also agrees, declares and undertakes to take all the necessary actions at the Company’s general assembly meeting (or any other meeting) level and use all voting rights to vote against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Transactions from being consummated.

Mapa İnşaat ve Ticaret Anonim Şirketi also agrees to transfer a certain number of Company Ordinary Shares to IntermediateCo in accordance with a share purchase agreement to be executed by and between Mapa İnşaat ve Ticaret Anonim Şirketi and IntermediateCo consistent with the terms set forth in Section 2.01 of the Company Disclosure Letter.

Until the earlier of (a) the Closing or (b) termination of the Business Combination Agreement in accordance with Article VIII thereof, each Shareholder agrees that it shall not, directly or indirectly, (i) sell, offer, contract or agree to sell, hypothecate, assign, transfer (including by operation of law), place a lien on, grant any option to purchase, distribute, pledge, dispose of or otherwise encumber any of its Company Ordinary Shares or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any Company Ordinary Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of such Shareholder’s Company Ordinary Shares, (iv) engage in any swap, hedging or other arrangement that is designed to, or which would (either alone or in connection with one or more developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale, disposition or transfer to another Person, in whole or in part, of any of the economic consequences of any of its Company Ordinary Shares, (v) take any action that would make any representation or warranty herein untrue or incorrect in any respect or have the effect of preventing or disabling any Shareholder from performing its obligations hereunder, except as affirmatively permitted by the Business Combination Agreement, or (vi) announce any intention to effect any transaction specified in clauses (i)-(v); provided, that the foregoing shall not apply to any Transfer (A) to such Shareholder’s officers or directors, any affiliates or family member thereof or any of their affiliates; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the transactions contemplated by the Business Combination Agreement; and (F) by virtue of the Shareholder’s organizational documents upon liquidation or dissolution thereof, as applicable; provided, further, that any transferee of any Transfer of the type set forth in clauses (A) through (F) (collectively, “Permitted Transfers”) must enter into a written agreement in form and substance reasonably satisfactory to GF agreeing to be bound by this Shareholders Statement prior to the occurrence of such Transfer (a “Permitted Transferee”); provided, further that any Permitted Transfer shall not relieve any Shareholder of their obligations under this Shareholders Statement. Any transfer or attempted transfer of Company Ordinary Shares in violation of this Shareholders Statement shall be, to the fullest permitted by applicable law, null and void ab initio. For the avoidance of doubt, the transactions contemplated in the Business Combination Agreement and the Company Disclosure Letter regarding the Company Ordinary Shares shall not be deemed as a violation of this Shareholders Statement.

Each Shareholder hereby acknowledges that such Shareholder has read the Business Combination Agreement and this Shareholders Statement and has had the opportunity to consult with its tax and legal advisors. Each Shareholder agrees to be bound by and comply with Section 6.09 (No Solicitation) and Section 6.05 (Confidentiality; Access to Information) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Shareholder was an original signatory to the Business Combination Agreement with respect to such provisions, mutatis mutandis.

This Shareholders Statement and any and all disputes arising from or in connection with this Shareholders Statement shall be governed by and construed according to the laws of the Republic of Turkey, excluding its conflict of laws provisions, and the jurisdiction shall be the Istanbul Courts.

It is recognized and hereby acknowledged by the Shareholders that a breach of any of the covenants contained in this Shareholders Statement will cause irreparable harm and damage to GF, the monetary amount of which may be virtually impossible to ascertain. As a result, the parties recognize and hereby acknowledge that GF shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Shareholders Statement and that such right to an injunction shall be cumulative and in addition to whatever other remedies GF may possess.

Unless otherwise stated herein, the capitalized terms used herein shall have the meaning assigned to such terms in the Business Combination Agreement. This Shareholders Statement shall be terminated and of no further effect if the Business Combination Agreement is terminated in accordance with its terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Shareholders have executed this Shareholders Statement as of the date first written above.

Mapa İnşaat ve Ticaret Anonim Şirketi

Name Surname: Mehmet Nazif Günal

Title: Chairman

Signature: /s/ Mehmet Nazif Günal

Date: December 6, 2022

Gunal Insaat Ticarte ve Sanayi A.S.

Name Surname: Mehmet Nazif Günal

Title: Chairman

Signature: /s/ Mehmet Nazif Günal

Date: December 6, 2022

MNG Holding A.S.

Name Surname: Mehmet Nazif Günal

Title: Chairman

Signature: /s/ Mehmet Nazif Günal

Date: December 6, 2022

Mehmet Nazif GÜNAL

Signature: /s/ Mehmet Nazif Günal

Date: December 6, 2022

Ali Sedat ÖZKAZANÇ

Signature: /s/ Ali Sedat Özkazanç

Date: December 6, 2022

IN WITNESS WHEREOF, GF have executed this Shareholders Statement as of the date first written above.

GOLDEN FALCON ACQUISITION CORP.

By: /s/ Makram Azar

Name: Makram Azar

Title: CEO